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Exhibit 1.1

CROSS COUNTRY ANNOUNCES 4TH QUARTER AND YEAR END 2002
EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

        BOCA RATON, Fla.—January 16, 2003/PRNewswire-FirstCall/—Cross Country, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and year end 2002 financial results on Wednesday, February 19, 2003, at 10:00 a.m. Eastern Standard Time (EST). The company intends to distribute its earnings press release after the close of business on Tuesday, February 18, 2003.

        This call will be webcast live by CCBN and can be accessed at the Company's web site at www.crosscountry.com or by dialing 800-218-9073 from anywhere in the U.S. or by dialing 303-262-2191 from non-U.S. locations. A replay of the webcast will be available from February 19th through March 1st. A replay of the conference call will be available by telephone from 12:00 p.m. EST on February 19th until 11:59 p.m. EST on March 1st by calling 800-405-2236—Passcode: 521820#.

        The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

        Cross Country, Inc. is a leading provider of healthcare staffing services in the United States. The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate Web site to automatically receive the Company's press releases by e-mail.

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For further information, please contact:
Howard A. Goldman
Director/Investor Relations
Phone: 877-686-9779
Email: hgoldman@crosscountry.com

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  Exhibit 1.1